Exhibit 99.1

News Release

Lockheed Martin Announces Early Results and

Satisfaction of Minimum Condition of Exchange Offer

BETHESDA, Md., August 21, 2017 – Lockheed Martin Corporation [NYSE: LMT] today announced early results of its offer to exchange any and all of its outstanding debt securities listed in the table below (the “old notes”) for a new series of 4.09% notes due 2052 (the “new notes”) and an additional cash amount, if applicable (the “exchange offer”). The approximate principal amounts of each series of old notes that have been validly tendered for exchange, as of 5:00 p.m., New York City time, on August 18, 2017 (the “early participation date”), based on information provided by the exchange agent to Lockheed Martin, are presented in the table below. These tendered old notes may not be withdrawn. The amount of outstanding old notes validly tendered and not validly withdrawn as of the early participation date, as reflected in the table below, satisfied the minimum condition of the exchange offer. As of the early participation date, the expected issue amount of the new notes will be approximately $1.58 billion.

CUSIP	Series	Aggregate Principal Amount Outstanding	Approximate Aggregate Principal Amount Tendered as of 08/18/17
539830AK5	8.50% Debentures due 12/01/2029	$194,701,000.00	$11,701,000.00
539830AD1	7.20% Debentures due 05/01/2036	$39,001,000.00	$7,000,000.00
539830AR0	6.15% Notes due 09/01/2036	$652,491,000.00	$98,628,000.00
539830AU3	5.50% Notes due 11/15/2039	$318,158,000.00	$121,792,000.00
539830AW9	5.72% Notes due 06/01/2040	$434,765,000.00	$83,867,000.00
539830AZ2	4.85% Notes due 09/15/2041	$600,000,000.00	$361,017,000.00
539830BL2	4.70% Notes due 05/15/2046	$2,000,000,000.00	$672,383,000.00
		Total	$1,356,388,000.00

Tenders submitted in the exchange offer after the early participation date of the exchange offer will be irrevocable except in the limited circumstances required by law (as determined by Lockheed Martin, subject to judgments by a court of law having jurisdiction over such matters).

The exchange offer is only made, and copies of the offering documents will only be made available, to holders of the old notes who have certified to Lockheed Martin in an eligibility letter as to certain matters, including (1) their status as “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) outside the United States, their status as non-U.S. persons as defined in Regulation S under the Securities Act. The exchange offer is scheduled to expire at 12:00 midnight, New York City time, at the end of the day on September 1, 2017, unless extended.

The new notes have not been registered under the Securities Act or any state securities laws. Therefore, the new notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

This news release is not an offer to sell or a solicitation of an offer to buy any security. The exchange offer is being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws that are based on Lockheed Martin’s current expectations and assumptions. The statements in this press release regarding the planned exchange offer, the terms and conditions thereof and other statements that are not historical facts are forward-looking. These statements are subject to risks and uncertainties.

The forward-looking statements contained in this news release speak only as of the date of its filing. Except where required by applicable law, Lockheed Martin expressly disclaims a duty to provide updates to forward-looking statements after the date of this news release to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this news release are intended to be subject to the safe harbor protection provided by the federal securities laws.

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